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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As oil and gas consultants, we hereby consent to the references in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated January 4, 2013, of Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries' interests in oil and gas properties, and to the reference to us under the caption "Experts" appearing in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
March 18, 2013

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS